UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2026

Amesite Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39553	82-3431718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

607 Shelby Street Suite 700 PMB 214 Detroit, MI	48226
(Address of principal executive offices)	(Zip Code)

Registrant’ s telephone number, including area code: (734) 876-8141

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AMST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08. Shareholder Director Nominations.

To the extent applicable, the information in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.08.

Item 8.01 Other Events.

Amesite Inc., a Delaware corporation, (the “Company”) will hold its next Annual Meeting of Stockholders (the “Annual Meeting”) on Thursday, December 10, 2026. The Company will publish additional details regarding the exact time, location, and matters to be voted on at the Annual Meeting in the proxy statement for the Annual Meeting.

Deadline for Rule 14a-8 Stockholder Proposals

Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), stockholders who wish to submit proposals for inclusion in the proxy statement for the Annual Meeting must send such proposals to the Company’ s Secretary at 607 Shelby Street, Suite 700 PMB 214, Detroit, MI 48226 no later than the close of business on September 27, 2026. Because the date of the Annual Meeting has changed by more than 30 days from the date of the annual meeting of stockholders held on July 13, 2026, the deadline for submission of proposals under Rule 14a-8 is a reasonable time before the Company begins to print and send its proxy materials for the Annual Meeting. The Board of Directors only recently determined to change the date of the Annual Meeting, and this deadline has been set as early as practicable following such determination in order to afford stockholders a meaningful opportunity to submit proposals while preserving sufficient time for the Company to evaluate any such proposals, fulfill its regulatory obligations and finalize its proxy materials. Any proposal received after such date will be considered untimely. Such proposals must comply with Rule 14a-8 of the Exchange Act. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

Deadline for Advance Notice Proposals or Nominations

As set forth in the Company’ s Bylaws, if a stockholder intends to make a nomination of a person or persons for election to the Board of Directors or present a proposal for other business (other than pursuant to Rule 14a-8 of the Exchange Act) at the Annual Meeting, the stockholder’ s notice must be received by the Company’ s Secretary not later than the tenth day following the date of this Current Report on Form 8-K, or September 27, 2026. Any such director nomination or stockholder proposal must be a proper matter for stockholder action and must comply with the terms and conditions set forth in the Company’ s Bylaws. If a stockholder fails to meet these deadlines or fails to satisfy the requirements of Rule 14a-4 of the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

Further, to comply with the universal proxy rules, if a stockholder intends to solicit proxies in support of director nominees submitted under these advance notice provisions, then the Company’ s Secretary must receive proper written notice that sets forth all information required by Rule 14a-19 under the Exchange Act no later than October 13, 2026, which is the first business day following the 60th calendar day prior to the date of the Annual Meeting. The notice requirement under Rule 14a-19 is in addition to the applicable advance notice requirements of the Company’ s Bylaws.

Any stockholder proposal or director nomination must also comply with the requirements of Delaware law, the rules and regulations promulgated by the SEC and the Bylaws, as applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMESITE INC.

Date: September 17, 2026	By:	/s/ Ann Marie Sastry, Ph.D.
	Name:	Ann Marie Sastry, Ph.D.
	Title:	Chief Executive Officer

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